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TYPE:  EX 21.1
SEQUENCE: 2
DESCRIPTION: SUBSIDIARIES OF THE REGISTRANT




           NAME OF SUBSIDIARY                    JURISDICTION OF INCORPORATION
           ------------------                    -----------------------------

           Rich Coast Resources, Inc.                       Michigan

           Rich Coast Oil, Inc.                             Michigan

           Rich Coast Pipeline, Inc.                        Michigan

           Waste Reduction Systems, Inc                     Michigan